Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 1996 included in and incorporated by reference in Unilab Corporation's Form
10-K/A for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP
June 19, 1996
New York, NY